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                                                                 EXHIBIT d(2)(b)

                                 AMENDMENT NO. 1
                              TO MASTER INTERGROUP
                     SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS


         The Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Agreement"), dated September 11, 2000, by and between AIM Advisors, Inc., a Delaware corporation, and INVESCO, Inc., now known as INVESCO Institutional (N.A.), Inc., a Delaware corporation, is hereby amended as follows:

         Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

                                      FUND

                              AIM Real Estate Fund"



         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated: July 1, 2001

                                     AIM ADVISORS, INC.

                                     By:    /s/ Robert H. Graham
                                            ----------------------------------
                                            Robert H. Graham
                                            President

(SEAL)
                                     INVESCO INSTITUTIONAL (N.A.), INC.

                                     By:    /s/ David A. Hartley
                                            ----------------------------------
                                            David A. Hartley
                                            CFO

(SEAL)